P06000156400
FILED
December 22, 2006
Sec. Of State
bmcknight

Electronic Articles of Incorporation
For

                                BISCAYNE ACQUISITION GROUP, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

        The name of the corporation is:

            BISCAYNE ACQUISITION GROUP, INC.

Article II

        The principal place of business address:

            5775 BLUE LAGOON DRIVE 100
            MIAMI, FL. US 33126

        The mailing address of the corporation is:

            5775 BLUE LAGOON DRIVE 100
            MIAMI, FL. US 33126

Article III

        The purpose for which this corporation is organized is:

            ANY AND ALL LAWFUL BUSINESS.

Article IV

        The number of shares the corporation is authorized to issue is: 100000000

Article V

        The name and Florida street address of the registered agent is:

            RUSSELL C. WEIGEL, III, P.A.
            5775 BLUE LAGOON DRIVE
            100
            MIAMI, FL.   33126

I certify that I am familiar with and accept the responsibilities of registered agent.

    Registered Agent Signature:   RUSSELL C. WEIGEL, III

Article VI
        The name and address of the incorporator is:

            LUZ M. WEIGEL
            5775 BLUE LAGOON DRIVE
            100
            MIAMI, FL 33126

    Incorporator Signature:   LUZ M. WEIGEL

Article VII

        The initial officer(s) and/or director(s) of the corporation is/are:

            Title:   P
            LUZ M WEIGEL
            5775 BLUE LAGOON DRIVE, SUITE 100
            MIAMI, FL.   33126 US